PETMED EXPRESS, INC.

QUARTER ENDED JUNE 30, 2011

CONFERENCE CALL TRANSCRIPT

JULY 18, 2011 AT 8:30 A.M. ET

Coordinator:

Welcome to the PetMed Express, Inc. doing business as 1-800-PetMeds conference call to review the financial results for the first fiscal quarter ended on June 30, 2011.  Founded in 1996, 1-800-PetMeds is America’s largest pet pharmacy, delivering prescription and nonprescription pet medications and other health products for dogs and cats direct to the consumer.  1-800-PetMeds markets its products through national television, on-line, direct mail and print advertising campaigns, which direct consumers to order by phone or on the internet and aim to increase the recognition of the “PetMeds” family of brand names.  1-800-PetMeds provides an attractive alternative for obtaining pet medications in terms of convenience, price, ease of ordering and rapid home delivery. At the request of the company this conference is being recorded.  At this time I would like to turn the call over to the Company’s Chief Financial Officer, Mr. Bruce Rosenbloom.

Bruce Rosenbloom:

Thank you. I would like to welcome everyone here today Before I turn the call over to Mendo Akdag our President and Chief Executive Officer, I would like to remind everyone that the first portion of this conference call will be listen only until the question and answer session which will be later in the call.  Also, certain information that will be included in this press conference may include forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 or the Securities and Exchange Commission that may involve a number of risks and uncertainties.  These statements are based on our beliefs as well as assumptions we have used based upon information currently available to us. Because these statements reflect our current views concerning future events, these statements involve risks, uncertainties and assumptions.  Actual future results may vary significantly based on a number of factors that may cause the actual results or events to be materially different from future results, performance or achievements expressed or implied by these statements.  We have identified various risk factors associated with our operations in our most recent annual report and other filings with the Securities and Exchange Commission.  Now let me introduce today’s speaker, Mendo Akdag, the President and Chief Executive Officer of 1-800 PetMeds. Mendo.

Mendo Akdag:

Thank you Bruce. Welcome everyone. Thank you for joining us. Today we will review the highlights of our financial results. We’ll compare our first fiscal quarter ended on June 30, 2011 to last year’s quarter ended on June 30, 2010.  For the first fiscal quarter ended on June 30, 2011, our sales were $73.6 million compared to sales of $74.4 million for the same period the prior year, a decrease of 1.1%. The decrease was due to a decrease in reorder sales, offset by increase in new order sales.  For the first fiscal quarter net income was $4.8 million, or $0.22 diluted per share compared to $7.2 million, or $0.32 diluted per share for the same quarter last year, a decrease to earnings per share of 30%.  The decrease was mainly due to a decrease in gross profit margins as a result of more aggressive pricing on flea and tick products and increase in advertising expenses.

Reorder sales decreased by 1.7% to $56.6 million for the quarter, compared to reorder sales of $57.6 million for the same quarter last year. This decrease was also due to lower pricing on flea and tick products as a response to increased competition.  New order sales increased by 1.3% to $17.0 million for the quarter compared to $16.7 million for the same quarter the prior year. We acquired approximately 226,000 new customers in our first fiscal quarter compared to 220,000 for the same period the prior year.  Our online sales increased by 3.4% to $54.1 million for the quarter, compared to $52.3 million for the same quarter the prior year, and approximately 73% of our sales were generated on our web site for the quarter compared to 70% for the same period the prior year.

Exhibit 99.1 Page 1 of 7

Our average order was approximately $80 for the quarter, compared to $82 for the same quarter the prior year. The decline was due to the more aggressive pricing. The seasonality in our business is due to the proportion of flea, tick and heartworm medications in our product mix.  Spring and summer are considered peak season with fall and winter being the off season.

For the first fiscal quarter our gross profit as a percent of sales was 32.8% compared to 36.6% for the same period a year ago.  The percentage decrease can also be attributed to more aggressive pricing and increased product costs. Our general and administrative expenses as a percent of sales were the same, 8.3% for the first fiscal quarter as it was for the same quarter the prior year.

We spent $10.1 million in advertising for the quarter compared to $8.8 million for the same quarter the prior year, an increase of about 14%. The advertising costs of acquiring a customer was $45 for the quarter compared to $40 for the same quarter the prior year.  We had $49.4 million in cash and cash equivalents, $10.2 million in short term investments and $26.1 million in inventory, with no debt as of June 30, 2011. During the quarter we redeemed $7.7 million of our auction rate securities, at par value, which resulted in a remaining balance of $4.8 million.  Net cash from operations for the quarter was $8.5 million. Capital expenditures for the quarter were approximately $82,000. In accordance with our share repurchase program we repurchased approximately $1.1 million shares, paying approximately $13.6 million during the quarter.

This ends the financial review. Operator we are ready to take questions.

Coordinator:

Thank you. At this time we’ll begin the question and answer session. If you’d like to ask a question please press star 1, record your first and last name and company name for introduction. You may press star 2 to withdraw that request.  Again if you have a question or a comment please press star 1 and record your information as prompted. One moment for our first question, our first question comes from Kevin Ellich from Piper Jaffray. Your line is open.

Kevin Ellich:

Good morning. Thanks for taking the questions. I was just wondering...

Mendo Akdag:

Good morning.

Kevin Ellich:

I was just wondering if you could talk about the competitive landscape and the environment for advertising. It seems like the costs continue to go up at least the acquisition per new customer costs. Where do you see that going in the next couple of quarters?

Mendo Akdag:

The competition has increased, and the consumer is giving greater consideration to price. Generic Frontline has been introduced to the market which is going to impact the market also going forward.  As far as advertising is concerned, the scatter market really eased up so we did not have trouble clearing what we wanted to clear. The reason the customer acquisition cost was higher was really less response due to increased competition.  Also on-line search engine marketing costs increased again due to competition.

Kevin Ellich:

Okay, and then do you see those costs continuing to increase throughout the year?

Mendo Akdag:

We’ll do everything we can so it doesn’t. No, we’re not anticipating that. We just need to be more efficient and do a better job of differentiating ourselves and come up with a better creative.

Exhibit 99.1 Page 2 of 7

Kevin Ellich:

Okay, and then you mentioned Frontline going generic and we all know that Frontline Plus has a competitive challenge in the market for Pet Armor Plus. I’m just wondering what type of impact that would have on your business.  Looking through the filings I think it says that seasonal or flea and tick medications accounts for about 22% of your revenue. Is that right?

Mendo Akdag:

No, it’s not. We never disclosed what percent of our revenues is, for the flea and tick category.

Kevin Ellich:

Okay. Actually then I do - maybe I could just get a little clarity because in the filing it is a little ambiguous saying the majority of product sales affected by the seasons accounted for 22% of - for March 31st. Was that - is that all seasonal medications or what exactly does that 22% represent?

Mendo Akdag:

I think it - 22% of the total sales (clarification: the 22% represents the March quarter sales relative to the total sales for the last fiscal year) was probably the March quarter. Is that what you’re...

Kevin Ellich:

So that’s the seasonal medications then?

Mendo Akdag:

Yes. That’s...

Kevin Ellich:

Okay.

Mendo Akdag:

- the seasonal. Yes.

Kevin Ellich:

Got it. So with...

Mendo Akdag:

But it’s not just flea and tick, it’s also heartworm impacts it.

Kevin Ellich:

Understood. Understood. And then maybe could you talk about the uses of cash on the balance sheet or prioritize the uses of the free cash flow and discretionary capital?

Mendo Akdag:

Currently we have about - I believe about $4 million remaining in our stock buyback plan.

Kevin Ellich:

Okay.

Mendo Akdag:

And we are paying dividends as you know.

Kevin Ellich:

Okay, and then Bruce, one quick question for you. Inventories increased sequentially. Over the last couple of years we’ve seen it go down after the end of the fiscal year. I guess what changed or why did it increase this quarter?

Bruce Rosenbloom:

I mean basically inventory will fluctuate based on buying opportunities. So obviously it was a different situation last year than it is this year, and so if there’s a great opportunity we’ll take advantage of it. If not, then you’ll see inventories at a lower level.

Kevin Ellich:

Understood. Okay. Thanks guys.

Bruce Rosenbloom:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Michael Kupinski from Noble Financial. Your line is open.

Exhibit 99.1 Page 3 of 7

Michael Kupinski:

Thanks and I appreciate the question. Going back to inventory levels I was just wondering if you can just chat a little bit about that, where you are in terms of inventory now versus last year.  I know that you’re running 20% off of everything on your web site and I was just wondering if you could just give us some - a little color on what - where inventory levels are, should be or are expected to be in the next quarter.

Mendo Akdag:

Inventory levels will fluctuate, as Bruce pointed out, based on buying opportunities. If there are buying opportunities the inventory levels will be higher, if not it will be lower, so it depends.

Michael Kupinski:

Are you concerned about inventory levels? Is that - I mean have you typically given 20% off everything at this time or is this the first...

Mendo Akdag:

No, we’re not. We’re not concerned about the inventory levels. It has nothing to do with the campaign that you just mentioned.

Michael Kupinski:

And reorder sales being down obviously that’s your most profitable part of your business. What, do you believe that that could stabilize in a competitive pricing environment?

Mendo Akdag:

What caused the reorder sales to be lower was our lower pricing on the flea and tick category.

Michael Kupinski:

Right.

Mendo Akdag:

Also decline in new orders last year had a negative impact on reorders this year.

Michael Kupinski:

Would you expect that reorder sales would continue to have some pressure given the competitive issues?

Mendo Akdag:

It could but we look at reorders as a percent of prior year’s total sales. Actually for the quarter it was up 1%. It was 75% compared to last year’s June quarter it was 74%.

Michael Kupinski:

Okay, and then in terms of - Mendo you had in the past indicated that advertising yields should be around $2.00, that sort of thing primarily because if you - you had indicated if you couldn’t get those types of yields that you may seek other ways to advertise or reach to - reach customers.  Can you talk a little bit about advertising yields - where you think that they might bottom or maybe start to improve and how you might be able to do that?

Mendo Akdag:

We’re getting less response to our advertising, so we need to test new creatives. We need to do a better job of differentiating ourselves and our advertising, and we are working on that. So we would have to test new creatives and come up with better performing ones.

Michael Kupinski:

And the type of creative that you had been using is pretty much comparing your prices to Frontline and so forth.  And now with the introduction of generics how - what message do you think you need to change in terms of your creative to kind of, you know, hit home to the customers and improve sales?

Mendo Akdag:

Well I’m not going to discuss that with you in this call.

Michael Kupinski:

Okay, fair enough, and could you just tell me what were the shares outstanding at the end of the quarter?

Mendo Akdag:

This year’s outstanding?

Michael Kupinski:

Yes. This year’s outstanding.

Exhibit 99.1 Page 4 of 7

Bruce Rosenbloom:

As of June 30th?

Michael Kupinski:

Yes, as of June 30th.

Bruce Rosenbloom:

Right. It was 21,200,000, somewhere in that range.

Michael Kupinski:

Okay.

Mendo Akdag:

What was that?

Bruce Rosenbloom:

Outstanding shares.

Mendo Akdag:

Oh, outstanding shares. Okay. I didn’t get the question. Sorry.

Michael Kupinski:

That’s okay. Thanks. I appreciate the...

Mendo Akdag:

One comment I want to make is the Frontline Plus you, it was mentioned Pet Armor Plus. The last month US Patent Office upheld the patent for Frontline Plus. So currently there’s a 60 day stay that they can challenge the decision. But if the decision stays the Pet Armor Plus will be off the market.

Michael Kupinski:

Right, and how is that reflected in the FiproGuard as well - another generic?

Mendo Akdag:

That’s same for FiproGuard Plus. But they will be able to have a generic for Frontline Top Spot, which is an older generation product, but if the decision stays they’re not going to be able to have a generic for Frontline Plus.

Michael Kupinski:

Okay, thank you very much.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you, our next question or comment comes from Anthony Lebiedzinski from Sidoti & Company. Your line is open.

Anthony Lebiedzinski:

Good morning. A couple of questions...

Mendo Akdag:

Good morning.

Anthony Lebiedzinski:

The gross margin over here again was pressure over here. Is this the run rate that we should expect kind of going forward or do you still expect that in the December and March quarters you may show some sequentially better gross margins given the seasonality of the business?

Mendo Akdag:

Right, hopefully we will. I would anticipate similar trends as the prior years but lower obviously due to our more aggressive pricing.

Anthony Lebiedzinski:

And as far as the advertising strategy are you still looking to primarily do your advertisements on TV or are you perhaps shifting to more internet advertising and your thoughts on the, you know, the social media and stuff like that?

Mendo Akdag:

Whatever performs better, so we test everything, so what performs better will obviously - we’re going to maximize the opportunity.

Anthony Lebiedzinski:

Okay, thanks.

Exhibit 99.1 Page 5 of 7

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Mark Miller from William Blair. Your line is open.

Mark Miller:

Hi. Good morning.

Mendo Akdag:

Good morning.

Mark Miller:

So multiple competitive factors that are impacting your business and I would be interested Mendo, in your opinion in terms of what’s been the biggest change versus your - say over the last couple of years. Has it gotten harder to take share from vets?  Is it that the on-line competition has gotten tougher or is it the entrance in a bigger way of the pet specialty channel capturing some of the convenience buyers?

Mendo Akdag:

Pet specialty channels, the brick and mortar and also mass merchants entering the market we believe have the biggest impact.

Mark Miller:

Okay, and then we’ve talked a fair bit about advertising so far. But as you’ve shifted more to testimonials here I just was hoping you could elaborate on the thought process behind that change. And then actually one of them has just come out recently you’ve got a new commercial.  Based on your prior comments can I infer from that that you’re not thrilled with the response on that so far?

Mendo Akdag:

We are not thrilled with the response that we got in the June quarter. That’s why we made the change on the creative, but we only have been running it for a week now so it’s too soon to tell how it’s going to perform.

Mark Miller:

Okay, thanks.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. Our next question or comment comes from Mitch Bartlett from Craig Hallum. Your line is open.

Mitch Bartlett:

Thanks. I’m just interested on the AOV. Given the fact that it’s the biggest seasonal quarter and flea and tick is a much bigger part of the percentage, and that generics were introduced, AOV seemed to hold up pretty strongly.  Was there a change in the market basket?

Mendo Akdag:

We’ve done a pretty good job of up-selling and cross selling, so that’s why it did not come down as much as it could have, so we are pleased that we were at $80.

Mitch Bartlett:

What’s happening inside the customer base? Are they - are customers - you’ve resisted answering this in the past so I’ll just put it out there. The mix of customers new and used and how quick people are moving off to competitive, you know, just the customer lifetime value.

Mendo Akdag:

Yes, I’m not going to disclose that but the reorders as a percent of prior year’s total sales is - in dollars, is really what I can refer you to. That has been fairly consistent as obviously reorders get higher percent of the total sales, that percentage has come down a little bit. But it has been fairly consistent.

Mitch Bartlett:

Great. Thank you.

Mendo Akdag:

You’re welcome.

Exhibit 99.1 Page 6 of 7

Coordinator:

Thank you. Our next question or comment comes from Edward Woo from Wedbush Securities. Your line is open.

Edward Woo:

Good morning. I had a question about getting product from manufacturers. Is Advantage the main product that you can get direct? Has there been any change in either direct or distributor acquiring of products?

Mendo Akdag:

Advantage and K9 Advantix are the products that we can get directly. There are some other products that we get directly. But there has not been any major change in the last couple of months.

Edward Woo:

Does that include the generics? Do you have to get that through distributors as well such as Fipro?

Mendo Akdag:

Generics - we can get them directly.

Edward Woo:

Okay, and then the other question I had, was how is your other pet supply business running? I know you guys have been trying to get into that area.

Mendo Akdag:

It is growing. It’s still not - I would say significant but it’s growing.

Edward Woo:

Great. Thank you.

Mendo Akdag:

You’re welcome.

Coordinator:

Thank you. And again as a reminder at this time if you have a question or a comment please press star 1, record your first and last name and company name for introduction. And to withdraw that request you may press star 2. Our next question or comment comes from Ross Taylor from CL King. Your line is open.

Ross Taylor:

Hi. Most of my questions have been answered but maybe I’ll just ask you one about orders from returning customers. You mentioned something about, you know, gosh they were maybe, you know, only up about one percentage point as a percent of the mix due to the slow or the declines in new customer orders last year. And does that, you know, mean given that new customer orders were down, you know, 20%, 25% in September and December last year that the returning customer orders might be challenged over the back half?

Mendo Akdag:

That is correct, yes, that’s what I meant.

Ross Taylor:

Okay, all right, thank you.

Coordinator:

And again as a reminder at this time if you have a question or a comment please press star 1, record your name and company name as prompted. And to withdraw that request it is star 2. Once again for further questions or comments please press star 1 at this time, one moment while we wait for questions. Thank you. And I’m currently showing no further questions or comments. I’ll turn it back to the speakers for closing comments.

Mendo Akdag:

Thank you. To address the decrease in sales we implemented a more aggressive pricing strategy combined with increased advertising while continuing to expand our product offerings into pet supplies. This wraps up today’s conference call. Thank you for joining us.

Operator, this ends the conference call.

Exhibit 99.1 Page 7 of 7